UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 6, 2009

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51426	20-2027651
(Commission File Number)	(IRS Employer Identification No.)

7226 Lee DeForest Drive, Suite 203, Columbia, MD	21046
(Address of Principal Executive Offices)	(Zip Code)

(410) 423-7438

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective August 6, 2009, Mr. C. Thomas McMillen resigned from his position as Vice-Chairman and as a member of the Board of Directors (the “Board”) of Fortress International Group, Inc. (the “Company”). Mr. McMillen will also cease serving as member of the Finance Committee of the Board. Mr. McMillen confirmed that his resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As previously disclosed, the Company has an existing consulting agreement with Washington Capital Advisors, LLC, of which Mr. McMillen is the principal equity owner and officer. Such consulting agreement will continue to be in full force and effect by its terms following the resignation of Mr. McMillen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress International Group, Inc.

Date: August 6, 2009	By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer